Exhibit 21.1

                      SUBSIDIARIES OF SMALL BUSINESS ISSUER




           Name                  State of Incorporation       Date Incorporated
           ----                  ----------------------       -----------------

Esesis Environmental Corp.                Texas                 July 10, 2002